EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT AS OF DECEMBER 31, 2009

MEDEA CORPORATION (California)

PINNACLE SYSTEMS, INC. (California)

AVID C.V. LLC (Delaware)

AVID TECHNOLOGY WORLDWIDE, INC. (Delaware)

INEWS, LLC (Delaware)

M-AUDIO LLC (Delaware)

SIBELIUS USA, INC. (Delaware)

TRUEVISION, INC. (Indiana)

SUNDANCE DIGITAL, INC. (Texas)

AVID TECHNOLOGY (AUSTRALIA) PTY LTD (Australia)

AVID TECHNOLOGY CANADA CORP. (Canada)

MAXT SYSTEMS INC. (Canada)

AVID TECHNOLOGY EUROPE LIMITED (England)

AVID TECHNOLOGY IBERIA LTD (England)

PINNACLE SYSTEMS LTD (England)

SIBELIUS SOFTWARE LTD (England)

AVID TECHNOLOGY S.A.R.L. (France)

AVID TECHNOLOGY GmbH (Germany)

AVID TECHNOLOGY HOLDING GmbH (Germany)

AVID DEVELOPMENT GmbH (Germany)

PINNACLE SYSTEMS GmbH (Germany)

AVID NORTH ASIA LIMITED (Hong Kong)

DIGIDESIGN ITALY S.R.L. (Italy)

AVID TECHNOLOGY K.K. (Japan)

AVID TECHNOLOGY MEXICO S de R L de CV (Mexico)

AVID BENELUX B.V. (Netherlands)

AVID GENERAL PARTNER B.V. (Netherlands)

AVID TECHNOLOGY C.V. (Netherlands)

AVID TECHNOLOGY HOLDING B.V. (Netherlands)

AVID TECHNOLOGY INTERNATIONAL B.V. (Netherlands)

AVID TECHNOLOGY (NEW ZEALAND) LIMITED (New Zealand)

AVID TECHNOLOGY (S.E. ASIA) PTE LTD (Singapore)

AVID TECHNOLOGY S.L. (Spain)

AVID NORDIC AB (Sweden)